Exhibit 23.1

Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company’s previously filed Registration Statements File Numbers 333-95157, 333-68598 and 333-106403.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine

July 31, 2003